As filed with the Securities and Exchange Commission on March 16, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BAUDAX BIO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	47-4639500
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
490 Lapp Road	19355
Malvern, Pennsylvania (Address of Principal Executive Offices)	(Zip Code)

NON-QUALIFIED STOCK OPTION INDUCEMENT AWARDS

RESTRICTED STOCK UNIT INDUCEMENT AWARDS

(Full title of the plan)

Gerri A. Henwood

President and Chief Executive Officer

Baudax Bio, Inc.

490 Lapp Road

Malvern, PA 19355

(Name and address of agent for service)

(484) 395-2440

(Telephone number, including area code, of agent for service)

with a copy to:

Rachael M. Bushey, Esq.

Jennifer L. Porter, Esq.

Troutman Pepper Hamilton Sanders LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103

(215) 981-4331

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☒

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers shares of common stock, $0.01 par value per share, of Baudax Bio, Inc. (the “Registrant”) (the “Common Stock”) issuable pursuant to the inducement awards, as described below. To induce the individuals listed below to accept employment with the Registrant granted the following equity awards to such individuals (the “Inducement Awards”) on the dates detailed below (the amount and exercise price of each grant below takes into account the Registrant’s one-for-35 reverse stock split that became effective on February 16, 2022):

•

non-qualified stock options to purchase an aggregate 7,713 shares of Common Stock and restricted stock unit awards (“RSU Awards”) with respect to an aggregate 2,428 shares of Common Stock granted to one employee on March 8, 2021;

•	non-qualified stock options to purchase an aggregate 214 shares of Common Stock and RSU Awards with respect to an aggregate 57 shares of Common Stock granted to one employee on March 31, 2021; and

•

non-qualified stock options to purchase an aggregate 6,710 shares of Common Stock and RSU Awards with respect to an aggregate 2,201 shares of Common Stock granted to 22 employees on September 30, 2021; and

•	non-qualified stock options to purchase an aggregate 3,116 shares of Common Stock and RSU Awards with respect to an aggregate 907 shares of Common Stock granted to 14 employees on December 29, 2021.

Each Inducement Award was approved by the Registrant’s Board of Directors in compliance with and in reliance on Nasdaq Listing Rule 5635(c)(4). The Inducement Awards were granted outside of the Registrant’s 2019 Amended and Restated Equity Incentive Plan and its predecessor plans.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.

The Registrant shall deliver or cause to be delivered documents containing the information specified by Part I of this Registration Statement to persons to whom the Inducement Award have been granted, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. The Registrant is not filing such documents with the Commission, but these documents constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The Registrant will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed Baudax Bio, Inc., 490 Lapp Road, Malvern, PA 19355, Attention: Gerri Henwood, Chief Executive Officer, telephone number (484) 395-2400.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents of the Registrant, filed or to be filed with the Commission, are incorporated by reference in this Registration Statement as of their respective dates:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 16, 2022;

(b) The Registrant’s Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form  8-K and exhibits accompanying such reports that are related to such items) filed on February  10, 2022; February  15, 2022; March  1, 2022; March  2, 2022; and March 7, 2022;

(c) The description of the Registrant’s Common Stock contained in the Registrant’s Form 10 filed on November  8, 2019 (File No. 001-39101) with the Commission, including any amendment or report filed for the purpose of updating such description; and

(d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s amended and restated by-laws provide that, to the fullest extent permitted by Pennsylvania law, any officer or director of the Registrant who was or is a party or is threatened to be made a party to, any threatened, or pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of fact that he/she is or was acting as a representative of the corporation, or is or was serving at the request or for the benefit of the Registrant as a director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Registrant for any losses or expenses incurred in connection with service as an officer or director of the Registrant, if the director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

Pennsylvania law requires that to the extent that a director or officer of the Registrant has been successful on the merits or otherwise in defense of any action or proceeding referred to above or in defense of any claim, issue or matter therein, that director or officer shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith. The Registrant’s amended and restated by-laws further provide that the right to indemnification includes the right to have expenses reasonably incurred in defending any action or proceeding described above paid by the Registrant in advance of the final disposition of the action or proceeding to the fullest extent permitted by Pennsylvania law; provided that, if required by Pennsylvania law, the payment of such expenses incurred in advance of the final disposition of the action or proceeding shall be made only upon delivery to the Registrant of an undertaking to repay all amounts so advanced without interest if it is ultimately determined that the director or officer is not entitled to be indemnified.

Indemnification shall not be made in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Registrant unless and only to the extent that a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper. Nor shall indemnification be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

The Registrant has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Registrant to, among other things, indemnify each director and officer to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Description
4.1	Amended and Restated Articles of Incorporation of Baudax Bio, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39101) filed on November 26, 2019)

4.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of Baudax Bio, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39101) filed on August 11, 2021)

4.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of Baudax Bio, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39101) filed on February 15, 2022)

4.2	Amended and Restated Bylaws of Baudax Bio, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-39101) filed on November 26, 2019)

5.1*	Opinion of Troutman Pepper Hamilton Sanders LLP

23.1*	Consent of KPMG LLP

23.2*	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included in signature page to this Registration Statement)

99.1	Form of Award Agreement for Option Inducement Awards (incorporated herein by reference to Exhibit 10.37 to the Registrant’s Annual Report on Form 10-K (File No. 001-39101) filed on February 16, 2021)

99.2	Form of Award Agreement for Restricted Stock Unit Inducement Awards (incorporated herein by reference to Exhibit 10.38 to the Registrant’s Annual Report on Form 10-K (File No. 001-39101) filed on February 16, 2021)

107*	Filing Fee Table

*	Filed Herewith

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Malvern, Pennsylvania, on the 16th of March, 2022.

BAUDAX BIO, INC.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Baudax Bio, Inc., hereby severally constitute and appoint Gerri A. Henwood and Richard S. Casten, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in her or him for her or him and in her or his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Gerri A. Henwood	President, Chief Executive Officer and Director (principal executive officer)	March 16, 2022
Gerri A. Henwood

/s/ Richard S. Casten	Chief Financial Officer (principal financial and accounting officer)	March 16, 2022
Richard S. Casten

/s/ Alfred Altomari	Director	March 16, 2022
Alfred Altomari

/s/ William L. Ashton	Director	March 16, 2022
William L. Ashton

/s/ Arnold Baskies, M.D.	Director	March 16, 2022
Arnold Baskies, M.D.

/s/ Winston J. Churchill	Director	March 16, 2022
Winston J. Churchill

/s/ Andrew Drechsler	Director	March 16, 2022
Andrew Drechsler

/s/ Wayne B. Weisman	Director	March 16, 2022
Wayne B. Weisman